UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2026

CYABRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43214	99-4210757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13 Gershon Shatz Tel Aviv Israel	6997543
(Address of registrant’s principal executive office)	(Zip code)

+972-54-768-8642

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CYAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2026, Cyabra, Inc. (the “Company”) entered into securities purchase agreements (each, a “Purchase Agreement”) with accredited investors relating to an offering (the “Offering”) and the sale of an aggregate of 1,175,090 shares (the “Shares”) of common stock, par value $0.0001 per share, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 12,643,680 shares of common stock (the “Pre-Funded Warrant Shares”), at a purchase price of $0.435 per Share and $0.4349 per Pre-Funded Warrant, Series A warrants (the “Series A Common Warrants”) to purchase up to 13,818,770 shares of common stock (the “Series A Common Warrant Shares”), at an exercise price of $0.50 and Series B warrants (the “Series B Common Warrants”) to purchase up to 13,818,770 shares of common stock (the “Series B Common Warrant Shares”), at an exercise price of $0.45. The Offering closed on July 10, 2026. The gross proceeds from the Offering, before deducting the placement agent fees and offering expenses, were approximately $6 million. The Company intends to use the net proceeds received from the Offering for working capital and other general corporate purposes.

The Pre-Funded Warrants are exercisable immediately upon issuance and remain exercisable until exercised in full. The Series A Common Warrants will be initially exercisable on the date stockholder approval (the “Stockholder Approval”) is obtained and will expire five years from the initial exercise date. The Series B Common Warrants will be initially exercisable on the date the Stockholder Approval is obtained and will expire twelve months from the initial exercise date.

The Purchase Agreements contain representations and warranties that the parties made to the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. In addition, pursuant to the terms of the Purchase Agreements, the Company has agreed that for a period of sixty (60) days from the Stockholder Approval date, it will not: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or (ii) file any registration statement or amendment or supplement thereto, other than the Registration Statement (as defined below), filing a registration statement on Form S-8 in connection with any employee benefit plan, or file or cause to be filed any registration statement with the U.S. Exchange and Securities Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than the filing of a registration statement on Form S-8, the Registration Statement and any amendment to any registration statement that has been filed as of the date hereof); or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. In addition, the Company agreed that it will not conduct any sales of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement) for a period of six (6) months following the Stockholder Approval date, subject to certain exceptions as described in the Purchase Agreement.

The Company has also agreed to file a registration statement (the “Registration Statement”) to register the Shares, the Pre-Funded Warrant Shares, the Series A Common Warrant Shares and Series B Common Warrant Shares within 15 trading days following the date of the Purchase Agreement. The provisions of such Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

On July 9, 2026, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners, as exclusive placement agent (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent as the exclusive placement agent in connection with the Offering. Pursuant to the Placement Agent Agreement, the Company will pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised from the sale of the securities sold in the Offering (the “Cash Fee”). The Company shall not be required to pay the Placement Agent any fees or expenses except for the Cash Fee and the reimbursement of accountable legal fees and other reasonable and documented out-of-pocket expenses incurred by the Placement Agent in connection with the transaction in the amount of up to $75,000 and the reimbursement of up to $15,000 for non-accountable expenses. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The securities to be issued in the Offering are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The securities have not been registered under the Securities Act and may not be resold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing description of the Pre-Funded Warrant, Series A Common Warrant, Series B Common Warrant, the Purchase Agreement and the Placement Agent Agreement are qualified by reference to the full text of these documents, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2026, the Company entered into an exchange agreement (the “Exchange Agreement”) with Alpha Capital Anstalt (the “Holder”) that holds the outstanding Series C Convertible Preferred Stock (“Series A Preferred Shares ”), pursuant to which the Holder agreed to exchange at the Exchange Closing (as defined in the Exchange Agreement) an amount of Series C Preferred Shares with an aggregate value of $10,660,000 (the “Preferred Shares Value”), and the Company agreed to issue to the Holder, in the exchange therefor: (i) the number of shares of Common Stock; (ii) if applicable, the Pre-Funded Warrants; and (iii) the Series A Common Warrants and the Series B Common Warrants (including the Series A Common Warrant Shares and the Series B Common Warrant Shares) as if the Holder had invested additional cash equal to the Preferred Shares Value in the Offering. Effective upon the Exchange Closing, the Exchange Preferred Shares (as defined in the Exchange Agreement) shall automatically be cancelled, retired and restored to the status of authorized but unissued shares of the Series C Preferred Shares. The Exchange Closing is subject to Stockholder Approval.

On July 9, 2026, the Company entered into a conversion agreement (the “Conversion Agreement”) with the holders (the “Holders”) of an aggregate of 35,648,276 of Series A Preferred Shares and Series B Convertible Preferred Stock (“Series B Preferred Shares” and together with the Series A Preferred Shares, the “Preferred Shares”), pursuant to which the Holders agreed that upon the Conversion Closing (as defined in the Conversion Agreement), all of the outstanding Preferred Shares (the "Committed Preferred Shares") shall be deemed to have been converted (the “Conversion”) into shares of Common Stock (or pre-funded warrants in lieu thereof). Pursuant to the Conversion Agreement, the Company and the Holders agreed to amend the terms of the Certificates of Designation governing the Preferred Shares to reduce the conversion price of each class of Preferred Shares to $0.435 per share. The Conversion is subject to Stockholder Approval.

The foregoing description of the Amendment to the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock, the Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock, the Conversion Agreement and the Exchange Agreement are qualified by reference to the full text of these documents, copies of which are filed as Exhibits 3.1, 3.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 8.01 Other Events.

On July 9, 2026, the Company issued a press release relating to the announcement of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain information contained in this report consists of forward-looking statements for purposes of the federal securities law that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, the Company is using forward-looking statements when it discusses issuance of securities subject to Stockholder Approval. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
3.2	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Common Warrant
4.3	Form of Series B Common Warrant
10.1	Form of Securities Purchase Agreement
10.2	Placement Agent Agreement, dated July 9, 2026, by and between Cyabra, Inc. and A.G.P./Alliance Global Partners
10.3	Form of Conversion Agreement
10.4	Exchange Agreement, dated July 9, 2026, by and between Cyabra, Inc. and Alpha Capital Anstalt
99.1	Press release dated July 9, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2026	CYABRA, INC.

	By:	/s/ Dan Brahmy
	Name:	Dan Brahmy
	Title:	Chief Executive Officer

4